UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

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Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 7, 2016 (the “Original Form 8-K”), to amend the document filed as Exhibit 10.1 thereto, to correct an administrative error in the agreement as filed. The description of the agreement contained herein remains unchanged from the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2016, the Company and Daoping Bao, the Company’s Chief Executive Officer, entered into an Employment Agreement (the “Agreement”). The Agreement provides for Mr. Bao’s employment for an indefinite term as President and Chief Executive Officer of the Company. The Agreement may be terminated by either party at any time, subject to certain severance provisions provided in the Agreement. Pursuant to the agreement, the Company will pay Mr. Bao a salary of $297,000 per year. Mr. Bao shall be eligible for annual performance awards consistent with incentive compensation programs established by the Board for senior executives with a target bonus at 50% of his base salary, which awards may take the form of cash bonuses, stock option grants or grants of restricted stock at the discretion of the Board. Upon a termination without cause or by Mr. Bao for good reason, as such terms are defined in the employment agreement. Mr. Bao would be entitled to twelve months salary as severance. “Cause” is defined in the Agreement to include (i) failure to substantially perform duties reasonable and customary for a CEO in the Exhibition Business and/or failure to comply with the covenants and other provisions contained in this Agreement which are not remedied in a reasonable period of time after receipt of written notice from the Company setting forth the nature of such failure; or (ii) fraud, misappropriation, embezzlement or similar acts of dishonesty; Conviction of a felony or misdemeanor involving moral turpitude; or Intentional and willful misconduct relating to the Executive’s employment that may subject the Employer to criminal and or civil liability.

This summary does not purport to be complete and is qualified by reference to the full text of the agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, effective January 1, 2016, by and between the Company and Daoping Bao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little
Chief Financial Officer and Chief Operating Officer

Date: January 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective January 1, 2016, by and between the Company and Daoping Bao